Ex. 28(h)(5)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 9th day of June, 2017, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund and together, the “Funds”), each entity individually and not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2015, as amended (the “Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of June 9, 2017; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “June 9, 2017 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this June 9, 2017 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this June 9, 2017 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

(Signatures on following page)

October 27, 2017, Amendment

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET INSTITUTIONAL INVESTMENT TRUST ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Ellen M. Needham	By:	/s/ George T. Costas
Name:	Ellen M. Needham	Name:	George T. Costas
Title:	President	Title:	Managing Director

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE 2.1

FEES AND EXPENSES

Effective Date: July 1, 2014 through June 30, 2018

Amended: October 27, 2017

[Intentionally Redacted]

SCHEDULE 2.1

FEES AND EXPENSES

Effective Date: July 1, 2014 through June 30, 2018

Amended: October 27, 2017

(continued)

[Intentionally Redacted]

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